As filed with the Securities and Exchange Commission on October 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nxu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3711	92-2819012
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	1828 N Higley Rd., Suite 116 Mesa, Arizona 85205 (760) 515-1133
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

	Mark Hanchett Chief Executive Officer 1828 N Higley Rd., Suite 116 Mesa, Arizona 85205 (760) 515-1133
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael J. Blankenship

Justin F. Hoffman
Winston & Strawn LLP

800 Capitol St., Suite 2400
Houston, Texas 77002-2925

(713) 651-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 17, 2023
PRELIMINARY PROSPECTUS

Nxu, Inc.

$75,000,000

Class A Common Stock
Preferred Stock
Debt Securities
Warrants

Rights

Units

From time to time, we may offer and sell, in one or more offerings, up to $75,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

Our Class A common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NXU.” On October 16, 2023, the last reported sales price of our Class A common stock, $0.0001 par value per share (“Class A common stock”), as reported on Nasdaq was $0.07 per share.

We recommend that you obtain current market quotations for our Class A common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Class A common stock on any securities exchange. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of October 13, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates was approximately $22.0 million, which was calculated based on 96,050,651 shares of outstanding common stock held by non-affiliates, at a price per share of $0.2294, which was the closing price of our Class A common stock on Nasdaq on August 22, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with an aggregate market value exceeding more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding Class A common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Our Company has a dual class structure. Our Class A common stock, which is the stock we are offering by means of this prospectus, has one vote per share and our Class B common stock, $0.0001 par value per share (the “Class B common stock” and together with the Class A common stock, “common stock”), has no economic rights and has 10 votes per share. See “Risk Factors – The dual class structure of our common stock has the effect of concentrating voting power with members of our management team, which will limit your ability to influence the outcome of important transactions, including a change in control” and “Risk Factors – We cannot predict the impact our dual class structure may have on our stock price” for more information. For more information on our capital stock, see the section titled “Description of Securities.”

Our Class B common stock is owned solely by our Chief Executive Officer, Mark Hanchett, and our President, Annie Pratt, who own 25,903,676 and 9,721,696 shares of our Class B common stock, respectively. Mr. Hanchett and Ms. Pratt hold approximately 58% and 22% of the voting power of our outstanding capital stock, respectively, for an aggregate of approximately 79% of the voting power of our outstanding capital stock.

As a result of our Chief Executive Officer’s ownership of our Class B common stock, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. As a result, our stockholders do not have the same protections afforded to stockholders of companies that cannot rely on such exemptions.

You should carefully read this prospectus and any prospectus supplement or amendment before you invest. See the section entitled “Risk Factors” beginning on page 12, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement. You also should read the information included throughout this prospectus for information on our business and our financial statements, including information related to our predecessor.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated               , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information”.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Nxu,” the “Company,” “we,” “our” or “us” refer to Nxu, Inc., a Delaware corporation, and, immediately prior to the Reorganization Merger (as defined herein), to its predecessor, Atlis Motor Vehicles Inc., a Delaware corporation, either individually or together with its consolidated subsidiaries, as the context requires.

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MARKET AND INDUSTRY DATA

Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources as well as from research reports prepared for other purposes. We are responsible for all of the disclosure in this prospectus, and although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

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TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. You should read the entire prospectus carefully, including the information under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements contained herein or otherwise incorporated by reference in this prospectus.

Overview

Nxu is a U.S.-based technology company manufacturing innovative battery cells and battery packs for use in advanced energy storage systems, megawatt charging stations, and mobility products. We believe that widespread adoption of EVs by the commercial and industrial markets requires high performing battery and pack solutions that can effectively compete with legacy diesel-based products. Nxu designs, engineers, and plans to build proprietary lithium-ion (“Li-ion”) battery cells and packs, 1 megawatt plus charging stations, energy storage solutions and a suite of software and services designed to allow an easy transition from diesel to electric for our target segment.

Our battery technology is expected to offer considerable advantages in battery capacity, charging rate, safety, and lifespan while keeping costs low. We are confident that these advantages will be highly beneficial to Original Equipment Manufacturers (“OEMs”) in the automotive and medium to heavy duty equipment segments as it would encourage customers to transition to electrification. We are designing our Li-ion batteries to fully charge in about 15 minutes or less, thereby allowing for a more competitive EV experience to match fossil fuel vehicles, something that current EVs using conventional batteries are unable to achieve. We believe Nxu technology may be used to power medium and super-duty pick-up trucks, last mile delivery vehicles, garbage trucks, cement trucks, vans, RVs, box trucks, light to heavy-duty equipment and more. In addition, our batteries could be used for commercial and residential energy storage devices.

In 2023, we introduced our megawatt charging station and demonstrated its ability to deliver up to 1.1 megawatts of electricity to fast charge compatible batteries. Currently, there are three types of chargers prevalent in the market:

Level 1 chargers use a standard 120-volt household outlet and can provide up to 5 miles of range per hour of charging. They are typically used for overnight charging at home and are the slowest charging option.

Level 2 chargers require a 240-volt electrical supply and can provide up to 25 miles of range per hour of charging. They are commonly found in public locations like parking garages, workplaces, and retail spaces.

Level 3 chargers, also known as Direct Current (DC) fast chargers, are the fastest charging option and can provide approximately 100 to 200+ miles of range in as little as 30 minutes.

Our megawatt chargers, being designed to provide 1,500kW of electricity, represent the next generation of charging solutions needed to expedite the mass adoption of electric vehicles for individual drivers, commercial fleets, medium-to-heavy duty equipment customers and businesses. To take advantage of the expected rapid growth in the number of EVs on the road in the United States, the Company plans to deploy and test its chargers for mass rollout in the near future.

We also believe that energy storage solutions are important for both consumer and commercial markets as grid stability and resiliency becomes critical to enabling the adoption of electric vehicles. Stationary energy storage systems are technologically adjacent opportunities which can leverage the modular design of our battery packs and advanced battery management systems to create solutions that address residential, commercial and utility-scale needs. Energy storage can also provide backup power during grid outages or emergencies, helping to ensure that critical services like hospitals and emergency responders remain operational.

Nxu is an early-stage company and has not yet scaled production of its products or delivered any products to customers. Of the products we intend to bring to market, our proprietary battery technology is the furthest along in development and closest to mass production. We intend to deliver battery cells and packs to customers in 2023. Simultaneously, we plan to deploy our megawatt charging stations and energy storage solutions as soon as the next twelve months and the next twenty-four months respectively. Finally, we plan to continue to develop our vehicle products in the future, both of which we believe will provide incremental value to our target market in the long run. Scaling to reach high-volume battery production will require significant effort and capital. Based on our plans, we estimate that the cost to build and completely tool multi-gigawatt hour facility will range from $200 million to $300 million per gigawatt hour of capacity. Our ability to raise the significant capital required continues to be a challenge. Additionally, as of the date of this prospectus, we have no actionable plan of operation to commence sales of our products. As such, Nxu will need to build out detailed go-to-market plans as we get closer to customer deliveries and sales.

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Our Target Market

Customers across the commercial and industrial segments are progressively contemplating EVs for a range of reasons such as improved performance, expansion of the EV charging infrastructure, significantly reduced environmental impact, and lower costs for maintenance and operation. However, the players in these market segments face unique barriers to the adoption of EVs due to their high-demand usage patterns and operational requirements. In addition, the use of conventional Li-ion batteries in heavy-duty vehicles and equipment poses several inherent challenges that limit their adoption. Some of these challenges include:

•	Limited energy density: Conventional batteries have a relatively low energy density, which means that heavy-duty vehicles and equipment require a large number of batteries to achieve sufficient range. This can add significant weight to the vehicle and reduce payload capacity.

•	Temperature sensitivity: Conventional Li-ion batteries are sensitive to temperature changes, particularly at extreme temperatures. This can impact the performance and lifespan of the battery, particularly in hot or cold environments.

•	Charging time: Charging time for Li-ion batteries can be significant, particularly for larger batteries. This can impact the operational efficiency of heavy-duty vehicles and equipment, which may require frequent charging throughout the day.

•	High upfront costs: Electric commercial vehicles can have a higher upfront cost than their conventional counterparts, which can be a significant barrier for companies that operate on tight profit margins.

•	Limited range and charging infrastructure: Commercial vehicles often need to travel longer distances than passenger cars and require more frequent stops for refueling. The limited range of electric commercial vehicles and the lack of charging infrastructure can make it difficult for fleets to operate efficiently.

•	Payload capacity: Electric commercial vehicles often have lower payload capacity than their conventional counterparts due to the weight of the battery, which can limit their utility for certain applications.

•	Vehicle downtime: Commercial vehicles and equipment are often in use for long hours and may have limited downtime for charging, which can be a challenge for EVs that require longer charging times than refueling with gasoline or diesel.

•	Uncertainty about total cost of ownership: Companies may be hesitant to invest in electric commercial vehicles due to uncertainty about the total cost of ownership, including maintenance, repair, and replacement costs.

We believe that effective adoption to electrification by the commercial and industrial markets requires a unified solution that addresses all concerns simultaneously. A piecemeal solution where multiple companies independently develop and build pieces of the electrification puzzle while leaving the customer to figure out the rest may not adequately address all needs and may even drive greater execution risk for the customer. An effective Li-ion battery technology along with megawatt level charging solution and energy storage solutions to support grid resiliency are critical and foundational components of a unified solution. Nxu plans to develop these foundational components.

Production Development Phases

In producing its various products and services, Nxu follows a phased development approach comprised of the stages noted below.

Stage 1: Concept Verification and Test. This is the concept verification and test phase of development. Product ideas are evaluated to assess viability and whether or not there is potential to further develop and invest.

Stage 2: Engineering Verification and Test. This is the engineering verification and test phase of development. Validation of the technology within a product is completed.

Stage 3: Design Verification and Test. This is the design verification phase of development. The product has reached a final design phase and engineering and production teams are validating feasibility of the final product.

Stage 4: Production Verification and Test. This is the production validation phase of development. The product design has been finalized, and the production process is developing and undergoing verification before being sold to customers.

Principal Products and Services

Nxu plans to address the needs highlighted above by developing a unified set of products and solutions to support a seamless transition to electrification by the commercial and industrial industry. Our products start with the Nxu Qcell battery cells that are intended to go into our high-performing Qube battery packs, which in turn, can be used by OEMs to power their electrified vehicles and equipment. Simultaneously, we plan to build megawatt charging stations that will enable 15-minute charge time for our batteries. Finally, we plan to build energy storage systems, called Qube+, that will use our battery packs to augment rising energy demand across residential, commercial and infrastructure customers. Eventually, we plan to introduce a modular and scalable electric powered platform and an electric pickup truck purposely built to leverage our battery technology to deliver high performing, all-electric vehicles for our target market.

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Our Products

•	Qcell Cell – Our proprietary battery technology is the foundation of the Nxu ecosystem. The Qcell is designed to leverage an in-house developed NMC-811 chemistry, combined with a unique, proprietary mechanical construction, to significantly improve thermal management and reduce electrical resistance. In addition, our battery cell structure eliminates excess volume and space, thereby providing high energy density. The Qcell, when implemented utilizing our proprietary Qube battery pack technology and our advanced charging station currently under development - will be capable of delivering consistent power from 0% to 100% battery pack usable capacity, while charging from 0% to 100% usable capacity in 15 minutes. This is the same amount of time it normally takes to fill an Internal Combustion Engine (ICE) vehicle with fuel. Battery cells are currently being produced in low volumes at our facility in Mesa, AZ and production is not dependent on any currently unknown advances in technology. We are in small-batch, pilot production of our battery cells and expect to make customer deliveries in late 2023. To ensure we are capable of scaling production output, Nxu will need to continue to make investments in capital expenses, additional facilities, and team growth for the coming years. Nxu has earmarked capital investment to ramp cell production throughout 2023. As a byproduct of increased production, Nxu will continue to make significant investments in equipment for the foreseeable future.

•	The Nxu Qube is a 30 Kilowatt hours (“kWh”) battery pack focused on serving customers within mobility, equipment, and energy storage and infrastructure applications. The Qube will utilize our proprietary battery cell, pack design, electronics, and software systems, all of which are currently in development. Legacy manufacturers of vehicle battery packs typically utilize Li-ion battery cells in either cylindrical or pouch form factor which are inherently inefficient due to high thermal and electrical resistance. Our Qube’s competitive advantage is our direct cell integration approach which minimizes thermal resistance while maximizing electrical conductivity. Our Qcell is intended to directly integrate into our Qube. In addition, Nxu is developing the battery pack system with a completely integrated power management, thermal management, and battery management system. The Qube is in Production Verification and Test phase of development and completion of the engineering design and production line is not subject to any currently unknown advances in technology. Our efforts are focused on target customers that are seeking to deploy packs in 2024. As of February 2023, Nxu announced it had secured two gigawatt-hours’ worth of battery capacity demand in the form of non-binding Letters of Intent (LOI), Memoranda of Understanding (MOU), and Purchase Orders (PO) from multiple customers in the automotive, heavy equipment, and solar industries. Nxu plans to continue securing MOUs and LOIs for additional battery packs and will work to expand production output in order to capitalize on that demand and deliver products as quickly as our facilities and production processes allow. Our ability to deliver these battery packs to customers at a growing rate is dependent on our ability to raise capital and leverage that capital into increased production, among other factors.

•	Megawatt charger – Our proprietary megawatt charger is intended to be capable of delivering up to 1.5 megawatts of continuous power, deployable in standalone charging station or as a drop-in direct-grid connection solution. The megawatt charger is intended to be a proprietary charging solution to provide charging capabilities to the XT, the XP, and non-Nxu branded electric vehicle that are compatible with Combined Charging System 2.0 (“CCS 2.0”). Recently, the Company successfully demonstrated our one megawatt plus charging capability, The megawatt charger is still in the research and development phase and is not yet in production. The charging system is expected to complete the Production Verification and Test phase of development as early as the end of 2023. Our ability to execute this plan is dependent on our ability to raise the necessary capital and therefore, if the company is unable to secure appropriate funding, these timelines are subject to change. Engineering design of the Megawatt charger is not yet complete. We expect to encounter unforeseen engineering challenges and may be reliant on unknown advances in technology.

Future Products for Commercial and Industrial Markets

•	Nxu Platform– The Platform is designed to be a modular vehicle system, or electric skateboard, providing all technology, software, and mobility technology required to develop a vehicle by third parties. Intended to be a universal, connected, complete vehicle hardware and mechanical architecture system, the Platform will utilize our proprietary Qcell battery, electronics hardware, mechanical, and software technologies to create a vehicle platform for sale to low-volume vehicle OEMs to develop new EV solutions for niche- and mass-market opportunities. The Platform has completed the Concept Verification and Test phase of development and Nxu has produced a functioning concept as demonstrated in 2021 on our social media channels. We expect that the production intent development of the Platform will follow our successful commercialization of the Qcell, Qube, Qube+ and megawatt charger. We intend to commercialize and scale our energy products first and expect the Platform to begin the Design Verification and Test phase of development as early as 2025. However, our ability to execute is dependent on our ability to raise the necessary capital and therefore, if the Company is unable to secure appropriate funding, these timelines are subject to change.

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•	Nxu pickup truck – The pickup truck is intended to be our flagship vehicle and a 100% electric full-sized work truck. The pickup truck is intended to be built on our platform. We intend to provide up to 500 miles of range, up to 35,000 pounds of towing capacity, and a simplified operational approach that that utilizes our software and cloud service solutions to provide seamless fleet connectivity. The pickup truck is still in the research and development phase. Given ongoing capital constraints and current market sentiment, the Company has decided to focus its resources on commercializing and scaling energy products at this time. We expect that the production intent development of the truck will follow the ramp of the Platform. The pickup truck has completed the Concept Verification and Test phase of development, we expect to begin the Engineering Verification and Test phase of development as soon as 2026. We expect to encounter unforeseen engineering challenges and may be reliant on unknown advances in technology. In addition, our ability to execute is dependent on our ability to raise the necessary capital and therefore, if the Company is unable to secure appropriate funding, these timelines are subject to change.

The execution of our vision is highly dependent on multiple factors that include our ability to raise the necessary capital required to bring all products and services to market and, more specifically, our ability to successfully deliver Qubes to customers. Our successful implementation of the Qcell and Qube would allow us to tackle a key challenge that we face in the industry: the lack of available, adequate, and accessible battery technology. Thus, we have focused our attention on developing our own battery technology in order to mitigate the external risk created from a lack of suitable and available battery technology in the market.

We intend to continue development of Q-cells upon raising additional capital specifically for the battery program as soon as 2024. To do so, Nxu will need to continue to make investments in capital expenses, additional facilities, and team growth. Nxu will continue to make significant investments in equipment for battery and charging product development programs for the foreseeable future. If we are unable to raise proceeds sufficient to do so, our planned development activities may be less than anticipated and we will need to raise such funds through other sources.

Additionally, our ability to scale high-volume mobility and energy storage solutions is highly dependent on our success with the Qcell and Qube. As there is a limited supply of these materials, Qcell and Qube production delays will likely delay high volume mobility and energy storage solutions. Any disruption from competitors or any disruption to internal material and cell availability could impact the Company’s ability to succeed in any program that relies on battery cells.

While we remain optimistic in our ability to bring Qcell and Qube to market, these two programs carry high technical challenges due to the fact that the intellectual property required for the programs to successfully scale must be developed, as it cannot be purchased nor is it readily available in the market. Nxu appreciates the importance of overcoming this challenge and the resources needed to do so, and Nxu intends to focus the majority of its efforts on bringing the Nxu charging technology to market first and refocus on Qcell and Qube products once the needed resources are secured, as soon as 2024.

We signed an Amended Collaboration Agreement on July 28, 2022 with an Australian company called Australian Manufactured Vehicles (“AUSEV”) to jointly develop a right-hand drive version of the pickup truck. Under the terms of the AUSEV agreement, we agreed to supply pickup trucks in limited volume of prototype and test vehicles in 2024, up to a total of 19,000 production intent pickup trucks beginning in 2026 through 2027, contingent upon production capacity, funding, and raw material availability. The AUSEV agreement requires the parties to enter into binding definitive supply agreements. Given our decision to focus our resources on commercializing and scaling energy products at this time, we do not expect to supply pickup trucks in 2024. AUSEV is supportive of our strategy and we are working closely together and endeavor to deliver pickup trucks to AUSEV as soon as practicable. The AUSEV agreement has an initial term of five (5) years from August 28, 2021. Upon expiration of the initial term, the AUSEV agreement will automatically renew for an additional two-year term unless either party notifies the other party in writing of its intent to terminate, at least 90 days prior to such expiration.

Our People

Beyond our products and solutions in development, we believe the largest competitive advantage Nxu has is our culture. Our company culture embodies the idea that a transition to electrification and a sustainable future should not require compromise. We are unwilling to bend in our belief that when a technology does not exist, we find creative and innovative ways of developing solutions to solve these challenges. Our team is built of a diverse group of individuals with a singular focus, to power the future of work through an ecosystem of technologies and solutions that provide incremental value to those who build, dig, grow, and maintain.

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Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2022, as amended;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues are $1.07 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Controlled Company Exemption

Our Chief Executive Officer, Mark Hanchett, beneficially owns and controls a majority of the combined voting power of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of Nasdaq. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Mark Hanchett also serves as the Chairman of the Board of Nxu.

Corporate information

We were originally incorporated under the laws of the State of Delaware on November 9, 2016 under the name “Atlis Motor Vehicles Inc.” (the “Predecessor”). In connection with the Reorganization Merger, Nxu was incorporated under the laws of the State of Delaware on March 10, 2023. Our principal executive offices are located at 1828 North Higley Road, Mesa, AZ 85205. Our website address is www.nxu.com. The information provided on or accessible through our website (or any other website referred to in the registration statement, of which this prospectus forms a part, or the documents incorporated by reference herein) is not part of the registration statement, of which this prospectus forms a part, and is not incorporated by reference as part of the registration statement, of which this prospectus forms a part.

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Recent Developments

Initial Public Offering

On September 27, 2022, we completed our initial public offering (the “IPO”) under Regulation A of the Securities Act and became listed on the Nasdaq Stock Market.  In our IPO, we sold 1,015,802 shares of our Class A common stock at a weighted-average price of $14.28 per share.  We used the proceeds from the IPO to fund our production and marketing activities.

Following our IPO, trading in our Class A common stock has been volatile and subject to wide fluctuations from a high price of $243.99 on September 28, 2022 to a low price of $0.07 on October 16, 2023.  These swings in our trading prices are unrelated and disproportionate to our operating performance.  As a startup company, we expect this volatility in our stock price to continue for the foreseeable future.  As a result, we determine, and advise potential investors to determine, the value of our Class A common stock based on the information contained in our public disclosures and other industry information rather than by reference to its current trading price. See “Risk Factors – The market price of our Class A common stock has fluctuated, and may continue to fluctuate, significantly, and our stockholders may lose all or part of their investment.”

Convertible Notes

On November 3, 2022, we entered into a Securities Purchase Agreement with certain investors (the “Investors”), as amended on January 5, 2023 (as amended, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we issued an aggregate of $20.0 million of Senior Secured Original Issue 10% Discount Convertible Promissory Notes (the “convertible notes”) and 1,711,306 warrants to purchase shares of our Class A common stock. As of September 22, 2023, there was an aggregate of approximately $1.3 million of convertible notes outstanding, which are convertible into up to an aggregate of 8,686,667 shares of Class A common stock (assuming conversion at a conversion price equal to the floor price of $0.15), and 1,711,306 outstanding warrants to purchase 1,711,306 shares of Class A common stock.  The Company does not currently have any other indebtedness outstanding.

Nasdaq Notices

On April 11, 2023, we received a notice of non-compliance from Nasdaq stating that we are not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq. On August 29, 2023, we received a notice from Nasdaq stating that the Company’s reported stockholders’ equity no longer meets the minimum stockholders’ equity of $2,500,000 required for continued listing of the Company’s Class A common stock on Nasdaq under Nasdaq Listing Rule 5550(b)(1). On October 10, 2023, we received formal notice from Nasdaq that, based upon the Company’s non-compliance with the minimum bid price requirement as of October 9, 2023, the Company’s Class A common stock will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on October 19, 2023, unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) no later than 4:00 p.m. Eastern Time on October 17, 2023. On October 16, 2023, the Company requested a hearing before the Panel, which request stayed the suspension of the Company’s Class A common stock. At the hearing, the Company will present a plan to the Panel that includes a discussion of the events that it believes will enable it to regain compliance.

We determined that the notices of non-compliance constituted events of default under our outstanding convertible notes. As a result of the events of default, unless waived by the Investors, the convertible notes began accruing default interest at a rate of 10% per annum and we are obligated to pay to the Investors 100% of the sum of (x) the outstanding principal of the notes and (y) accrued and unpaid interest thereon. The Investors have the option to instead convert the amount due and payable under the event of default, including at an alternative conversion price as described in the convertible notes. We have discussed the events of default with the Investors and, to date, one Investor has temporarily waived the event of default pending resolution of the non-compliance matter. The other Investor has exercised its option to convert the amount due and payable under the event of default at the alternative conversion price.

Holding Company Reorganization

On May 12, 2023, the Predecessor completed its previously announced reorganization merger pursuant to the Agreement and Plan of Merger, dated as of April 16, 2023 (the “Reorganization Agreement”), by and among the Predecessor, Nxu and Atlis Merger Sub, Inc., a Delaware corporation and, as of immediately prior to the consummation of such merger, a wholly-owned subsidiary of Nxu (“Merger Sub”). The Reorganization Agreement provided for the merger of the Predecessor and Merger Sub, with the Predecessor surviving the merger as a wholly-owned subsidiary of Nxu (the “Reorganization Merger”).

Following the Reorganization Merger, on May 12, 2023, the Predecessor (which, as a result of the Reorganization Merger, became a wholly-owned subsidiary of Nxu) converted from a Delaware corporation into a Delaware limited liability company named “Atlis Motor Vehicles LLC” (such conversion, together with the Reorganization Merger, the “Reorganization”). Following the Reorganization, substantially all of the assets of Atlis Motor Vehicles LLC were distributed, assigned, transferred, conveyed and delivered to, and related liabilities of Atlis Motor Vehicles LLC were assumed by, Nxu. On May 25, 2023, Atlis Motor Vehicles LLC changed its name to Nxu Technologies, LLC.

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The below chart depicts our capital structure following the Reorganization:

GEM Agreements

On June 25, 2021, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with GEM Global Yield LLC SCS (“GEM Global”) and GEM Yield Bahamas Limited (“GYBL”), pursuant to which the Company will issue and sell to GEM Global, and GEM Global agrees to purchase from the Company, until September 27, 2025, up to the number of shares of Class A common stock having an aggregate value of $300,000,000 (the “Aggregate Limit”), pursuant to draw down notices (each, a “Draw Down Notice” and each transaction under a Draw Down Notice, a “Draw Down”), which the Company may deliver to GEM Global in its sole discretion. The Company will also pay GEM Global a commitment fee equal to two percent (2%) of the Aggregate Limit.

On the effective date of the Share Purchase Agreement, the Company also issued a warrant to GYBL (the “Common Stock Purchase Warrant”) to purchase a number of shares of Class A common stock equal to 4.2% of the total number of shares of Class A common stock outstanding immediately after the completion of the Company’s public listing on September 27, 2022, calculated on a fully diluted basis, which amount equals 340,374 shares. The Common Stock Purchase Warrant is exercisable at an exercise price per share of $82.12 and expires on September 27, 2025.

In connection with the Share Purchase Agreement, on June 25, 2021, we entered into the Registration Rights Agreement, pursuant to which we agreed to register all the shares that may be issuable to GEM Global and GYBL. On September 19, 2023, the Company, GEM Global and GYBL entered into a letter agreement, pursuant to which the parties agreed to register an aggregate of 50,000,000 shares of Class A common stock, comprised of (i) 340,374 shares of Class A common stock issuable to GYBL upon full exercise of the Common Stock Purchase Warrant; (ii) 34,000,000 unrestricted shares of Class A common stock to be issued to GEM Global immediately upon the effectiveness of the registration statement filed pursuant to the Registration Rights Agreement (the “GEM S-1”); and (iii) 15,659,626 additional shares of Class A common stock issuable to GEM Global pursuant to the Share Purchase Agreement. The Company publicly filed the GEM S-1 on September 20, 2023 and it was declared effective by the SEC on September 29, 2023, at which time the Company issued 34,000,000 unrestricted shares of Class A common stock to GEM Global.

Follow-On Offering

On October 10, 2023, the Company filed a registration statement with the SEC, as amended, to offer on a best-efforts basis up to 42,666,667 shares of Class A common stock, or pre-funded warrants to purchase shares of Class A common stock (in lieu of shares of Class A common stock), through Maxim Group LLC, as the exclusive placement agent. The offering is expected to price and close in the fourth quarter of 2023.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this prospectus, regarding Nxu’, strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nxu disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. Nxu cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nxu, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

In addition, Nxu cautions you that the forward-looking statements regarding Nxu, which are contained in this prospectus, are subject to the following factors:

•	the length, scope and severity of the ongoing coronavirus pandemic (“COVID-19”), including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to the pandemic and its impact on commodity prices, supply and demand considerations and storage capacity;

•	U.S. and global economic conditions and political and economic developments;

•	economic and competitive conditions;

•	the availability of capital resources;

•	capital expenditures and other contractual obligations;

•	inflation rates;

•	the availability of goods and services;

•	legislative, regulatory or policy changes;

•	cyber-attacks; and

•	the securities or capital markets and related risks such as general credit, liquidity, market and interest-rate risks.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” herein and in Nxu’s periodic filings with the SEC. Nxu’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as subsequently filed Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

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USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for general corporate purposes.

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DESCRIPTION OF OUR CAPITAL STOCK

The following summary of the material terms of Nxu’s common stock is not intended to be a complete summary of the rights and preferences of such securities. Nxu’s common stock is governed by Nxu’s Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware (the “DGCL”). We urge you to read the Certificate of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of Nxu’s common stock.

General

Nxu’s Certificate of Incorporation authorizes the issuance of 5,010,000,000 shares, consisting of (x) 5,000,000,000 authorized shares of common stock, including (1) 4,000,000,000 authorized shares of Class A common stock, (2) 1,000,000,000 authorized shares of Class B common stock and (y) 10,000,000 authorized shares of preferred stock, par value $0.0001 per share.

As of October 13, 2023, there were 99,301,835 shares of Class A common stock outstanding, 35,625,372 shares of Class B common stock outstanding and no shares of preferred stock outstanding.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Certificate of Incorporation and our Bylaws.

Voting Rights

Each holder of Class A common stock, as such, shall have the right to one (1) vote per share of Class A common stock held of record by such holder and each holder of Class B common stock, as such, shall have the right to ten (10) votes per share of Class B common stock held of record by such holder. There are no cumulative voting rights.

Dividend Rights

The holders of shares of Class A common stock and the holders of shares of Class B common stock shall be entitled to receive, ratably in proportion to the number of shares of Class A common stock or Class B common stock, respectively, with respect to any dividends or distributions as may be declared and paid from time to time by Nxu; provided, however, that in the event a dividend is paid in the form of shares of Class A common stock or Class B Common Stock, then holders of Class A common stock shall be entitled to receive shares of Class A common stock, and holders of Class B common stock shall be entitled to receive shares of Class B common stock, with holders of shares of Class A common stock and Class B common stock receiving, on a per share basis, an identical number of shares of Class A common stock or Class B common stock, as applicable.

Liquidation Rights

Subject to the rights of any then outstanding preferred stock which ranks senior to common stock, in the event of a liquidation, dissolution or winding up of Nxu, the holders of Class A common stock will be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of Nxu legally available for distribution to stockholders.

The holders of shares of Class B common stock, as such, shall not be entitled to receive any assets of Nxu in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Nxu.

Other Rights

There are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to the common stock.

Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws

Delaware law, the Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of Nxu. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Nxu to first negotiate with the Board.

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Board of Directors; Removal of Directors

The Certificate of Incorporation and Bylaws provide that a director may be removed with or without cause and only by the affirmative vote of the holders of at least two-thirds of the votes that all the stockholders would be entitled to cast in an election of directors. Any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at a meeting of stockholders. At each annual meeting, the entire board will stand for election for a one-year term. The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of Nxu.

Stockholder Action by Written Consent; Special Meetings

The Certificate of Incorporation provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. The Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of stockholders can only be called by the chairman of the board, chief executive officer or board of directors.

Advance Notice Requirements for Stockholder Proposals

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. This written notice must contain certain information specified in the Bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of outstanding voting securities.

Delaware Business Combination Statute

Nxu has opted out of Section 203 of the DGCL.

Amendment of Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of the Board or by the affirmative vote of the holders of at least two-thirds of the votes which all stockholders would be entitled to cast in any election of directors. The Certificate of Incorporation may be amended by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware.

Exclusive Forum Provisions

Our Certificate of Incorporation requires that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our business, (ii) any action asserting a claim of breach of a duty owed by any director, officer, employee, agent or stockholder of ours to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine. In addition, our Certificate of Incorporation requires that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act. These forum selection provisions will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Nxu’s voting common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of Nxu’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Nxu is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Nxu was required to file reports) preceding the sale.

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Persons who have beneficially owned restricted shares of Nxu’s voting common stock for at least six months but who are Nxu’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of such securities then-outstanding; or

•	the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Nxu’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Securities

Nxu’s Class A common stock is listed for trading on Nasdaq under the symbol “NXU.”

Transfer Agent

The transfer agent for our Class A common stock is American Stock Transfer & Trust Company, LLC. We have agreed to indemnify American Stock Transfer & Trust Company, LLC in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Certificate of Incorporation and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Any shares of preferred stock which may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law. Our board of directors can increase or decrease the number of shares of any series (but not below the number of shares of that series then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock.

Outstanding Series of Preferred Stock

Currently, there are no shares our preferred stock outstanding or designated.

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Shares of Preferred Stock Issuable Pursuant to this Prospectus

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find Additional Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be our general obligations. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

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•	the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	our failure to comply with any of our agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us, whether such indebtedness now exists or is created after the date we issue debt securities, if that default:

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•	is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

•	our failure to pay final judgments that are non-appealable aggregating in excess of $50 million, net of applicable insurance that has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us.

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

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•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect the rights of any holder.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including defaulted interest;

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•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

•	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

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DESCRIPTION OF OUR WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

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•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants;

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

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Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;
•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;
•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or
•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF OUR RIGHTS

We may issue rights for the purchase of shares of our Class A common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which such right expires;

•	the designation and terms of any securities with which the warrants are issued;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

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DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

•	on any national securities exchange or quotation service on which the common stock or the preferred stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

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In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Certain legal matters will passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

EXPERTS

The financial statements of Nxu, Inc. incorporated by reference in this prospectus have been audited by Prager Metis CPAs LLP, an independent registered public accounting firm, as stated in their report appearing therein (which report expresses an unqualified opinion and includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.nxu.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (and with recast audited financial statements for the year ended December 31, 2022 included in the Form 8-K filed on September 18, 2023) filed with the SEC on March 16, 2023 and April 28, 2023, respectively.

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on May 12, 2023 and August 14, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 6, 2023, January 30, 2023, February 15, 2023, April 17, 2023, April 20, 2023, April 28, 2023, May 10, 2023, May 12, 2023, May 12, 2023, June 8, 2023, June 21, 2023, August 10, 2023, September 1, 2023, September 18, 2023, October 10, 2023 and October 13, 2023 and

•	the description of our Class A common stock contained in the Registration Statement on Form 8A12B (File No. 001-41702) relating thereto, filed on May 12, 2023, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

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Nxu, Inc.

Attn: Chief Legal Officer and Secretary

1828 N Higley Rd., Suite 116
Mesa, Arizona 85205
(760) 515-1133

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

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PROSPECTUS

Nxu, Inc.

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

, 2023

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee		$11,070
Nasdaq supplemental listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee fees and expenses		*
Printing and miscellaneous fees and expenses		*

Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Nxu’s bylaws provide that Nxu shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of Nxu, or, while a director or officer of Nxu, is or was serving at the request of Nxu as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Nxu, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Nxu’s bylaws further provide that Nxu shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Nxu to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Nxu, or, while a director or officer of Nxu, is or was serving at the request of Nxu as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Nxu; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Nxu unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by Nxu for such expenses which the Court of Chancery or such other court shall deem proper.

Any of the foregoing indemnification provisions (unless ordered by a court) shall be made by Nxu only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct described above, which determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of Nxu. To the extent, however, that a present or former director or officer of Nxu has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

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Expenses, including without limitation attorneys’ fees, incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such person is a party or is threatened to be made a party or otherwise involved as a witness or otherwise by reason of the fact that such person is or was a director or officer of Nxu, or, while a director or officer of Nxu, is or was serving at the request of Nxu as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be paid by Nxu in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Nxu.

In addition, Nxu assumed certain customary indemnification agreements that Nxu’s predecessor, Atlis Motor Vehicles Inc., entered into with each of its directors and officers. The assumption of these agreements require Nxu to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Nxu purchased and maintains directors’ and officers’ liability insurance that insures Nxu’s directors and officers against the cost of defense, settlement or payment of a judgement in some circumstances and insures Nxu against its obligations to indemnify the directors and officers.

The foregoing is only a general summary of certain aspects of Delaware law and Nxu’s certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the DGCL referenced above and Nxu’s certificate of incorporation and bylaws.

ITEM 16. EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated April 16, 2023, by and among Atlis Motor Vehicles Inc., a Delaware corporation, Nxu, Inc., a Delaware corporation, and Atlis Merger Sub Inc., a Delaware corporation (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on April 17, 2023).

3.1	Certificate of Incorporation of Nxu, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the SEC on April 17, 2023).

3.2	Bylaws of Nxu, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed with the SEC on April 17, 2023).

4.1	Form of Senior Secured Original Issue 10% Discount Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Predecessor’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Predecessor’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

4.3	Common Stock Purchase Warrant (incorporated by reference to Exhibit 5.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2023).

4.4*	Form of Certificate of Designation (with respect to any preferred stock issued hereunder and the related form of preferred stock certificate).

4.5	Form of Indenture (with respect to any debt securities issued hereunder and the related form of debt security).

4.6*	Form of Warrant Agreement (with respect to each particular series of warrants issued hereunder and the related form of warrant).

4.7*	Form of Rights Agreement (with respect to any rights issued hereunder).

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4.7*	Form of Unit Agreement (with respect to any unit issued hereunder).

5.1	Opinion of Winston & Strawn LLP.

10.1+	Board of Directors Agreement, dated May 11, 2023, between the Company and Britt Ide (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2023).

10.2+	Board of Directors Agreement, dated May 11, 2023, between the Company and Caryn Nightengale (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2023).

10.3+	Board of Directors Agreement, dated June 15, 2023, between the Company and Jessica Billingsley (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 7, 2023).

10.4+	Employment Agreement, dated as of May 12, 2023, between the Company and Mark Hanchett (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2023).

10.5+	Employment Agreement, dated as of May 12, 2023, between the Company and Annie Pratt (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2023).

10.6+	Employment Agreement, dated as of May 12, 2023, between the Company and Apoorv Dwivedi (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2023).

10.7†	Amended Collaboration Agreement, dated July 28, 2022, between the Predecessor and Australian Manufactured Vehicles (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 4, 2023).

10.8	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 4, 2023).

10.9	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Predecessor’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

10.10	Form of Amendment No. 1 to Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Predecessor’s Current Report on Form 8-K filed with the SEC on January 6, 2023).

10.11	Form of Securities Agreement (incorporated by reference to Exhibit 10.2 to the Predecessor’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

10.12	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Predecessor’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

10.13	Form of Amendment No. 1 to Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Predecessor’s Current Report on Form 8-K filed with the SEC on January 6, 2023).

10.14+	Nxu, Inc. 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on April 17, 2023).

10.15	Share Purchase Agreement, dated as of June 25, 2021, among the Company, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2023).

10.16	Registration Rights Agreement, dated as of June 25, 2021, among the Company, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2023).

10.17	Letter Agreement Relating to Share Subscription Facility, dated as of September 19, 2023, among the Company, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2023).

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21.1	List of Subsidiaries of Nxu, Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2023).

23.1	Consent of Prager Metis CPAs LLP, independent registered public accounting firm

23.2	Consent of Winston & Strawn LLP (included as part of its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the initial filing of this Registration Statement on Form S-3).

25.1*	Form T-1 Statement of Eligibility to act as trustee under Indenture.

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107	Filing Fee Table

+ Management contract or compensatory plan or arrangement.

† Portions of the exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy with any omitted information to the SEC upon request.

*To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

ITEM 17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   If the Registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mesa, State of Arizona, on October 17, 2023.

NXU, INC.

By:	/s/ Mark Hanchett
Mark Hanchett
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Hanchett and Annie Pratt and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, his, hers or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 17, 2023.

Signatures	Title

/s/ Mark Hanchett	Chief Executive Officer and Chairman
Mark Hanchett	(Principal Executive Officer)

/s/ Apoorv Dwivedi	Chief Financial Officer
Apoorv Dwivedi	(Principal Financial and Accounting Officer)

/s/ Annie Pratt	President and Director
Annie Pratt

/s/ Britt Ide	Director
Britt Ide

/s/ Caryn Nightengale	Director
Caryn Nightengale

/s/ Jessica Billingsley	Director
Jessica Billingsley